Exhibit 4.1
FORM OF WARRANT
Common Stock
Warrant Number: 1
Number of Warrants: 250
THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Common Stock Purchase Warrant
Expiring March 12, 2023
Joliet, Illinois
March 12, 2013
FIRST COMMUNITY FINANCIAL PARTNERS, INC., an Illinois corporation (the “Company”), for value received, hereby certifies that [        ] and each Person to whom this Warrant has been assigned or transferred in accordance with the terms hereof is referred to herein as a “holder”) is entitled to purchase from the Company 250 duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Stock, $1.00 par value per share (the “Common Stock”), at an initial exercise price per share of $4.00 per share, at any time or from time to time after the date of this Warrant and prior to 5:00 p.m., Chicago time, on March 12, 2023, subject to extension as provided in Section 1G (such time and date, as extended pursuant to Section 1G, if applicable, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.
This Warrant (the “Warrant”, such term to include each Warrant issued in substitution herefor) is being issued in connection with the issuance by the Company of the Company’s Subordinated Notes due March 12, 2023, in the aggregate principal amount of $10,000,000 (the “2023 Notes”). The Warrant originally issued hereby evidences rights to purchase TWO HUNDRED FIFTY (250) shares of Common Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Section 12.
Section 1.    Exercise of Warrant.
1A.    Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day on or after the date of this Warrant to and including the Expiration Date, by surrender of this Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) duly executed by such holder, to the Company at its principal office at 2801 Black Road, Joliet, Illinois 60435, Attention: Patrick J. Roe, President, or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company (or, if such exercise shall be in connection with an underwritten public offering of shares of Common Stock subject to this Warrant, at the location at which the underwriters shall have agreed to accept delivery thereof), accompanied by payment in the amount (the “Exercise Payment Amount”) obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such form of subscription by (b) $4.00.

1B.    Adjustment to Number of Shares of Common Stock. The number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1A, by a fraction of which (x) the numerator is $4.00 and (y) the denominator is the Exercise Price in effect on the date of such exercise. The “Exercise Price” shall initially be $4.00 per share, shall be adjusted and readjusted from time to time as provided in Section 2 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 2 (and the term “Exercise Price” at any time, as used herein, shall mean such price as last adjusted or readjusted).
1C.    When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected and the Exercise Price shall be determined immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1A, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1D shall be deemed to have become the holder or holders of record thereof. Notwithstanding the foregoing, if an exercise of all or any portion of this Warrant is being made in connection with (i) a proposed public offering of Common Stock, (ii) a proposed Transaction, or (iii) a proposed sale of outstanding shares of Common Stock subject to this Warrant, then, at the election of the holder of this Warrant, such exercise may be conditioned upon the consummation of such public offering, Transaction or sale, in which case such exercise shall be effective concurrently with the consummation of such public offering, Transaction or sale.
1D.    Delivery of Stock Certificates, etc. Promptly after the exercise of this Warrant, in whole or in part, and in any event within ten Business Days thereafter (unless such exercise shall be in connection with a public offering of shares of Common Stock or in connection with any Transaction or sale of outstanding shares of Common Stock, in which event, at the election of the holder of this Warrant, concurrently with the effectiveness of such exercise, as provided in Section 1C, the Company at its expense will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 7, as such holder may direct,
(1)    a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise, and
(2)    in case such exercise is in part only, a new Warrant or Warrants of like tenor, specifying the aggregate on the face or faces thereof the number of shares of Common Stock equal to the number of such shares specified on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1A.
1E.    Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this Section 1E, be deliverable upon the exercise of this Warrant, the Company shall, in lieu of delivering the fractional share therefor, pay to the holder exercising this Warrant an amount in cash equal to the Current Market Value of such fractional interest.
1F.    Cashless Exercise. The holder of this Warrant may exercise its right to purchase some or all of the shares of Common Stock pursuant to this Warrant on a net basis without the exchange of any funds (a “Cashless Exercise”), such that, upon the exercise hereof, the holder hereof receives that number of shares of Common Stock subscribed to pursuant to this Warrant less that number of shares of Common Stock, valued at Current Market Value at the time of exercise, equal to the aggregate Exercise Price that would otherwise have been paid by the holder of this Warrant for such shares of Common Stock subscribed to. (For example: a holder exercises the right to purchase 100 shares. At that time the Current Market Value is $6.00 and the exercise price is $4.00. The aggregate Exercise Price for 100 shares would be $400. Therefore $400 ÷ $6.00 = 66.7. The holder would receive 33.3 shares [100-66.7] under a Cashless Exercise).

1G.    Notice of Expiration Date. The Company shall provide the holder of this Warrant with written notice of its expiration no more than 60 days before March 12, 2023, and this Warrant shall not expire until the later of (i) March 12, 2023 or (ii) the 30th day after the date such notice of expiration is given to the holder by the Company.
Section 2.    Protection Against Impairment of Rights; Adjustment of Exercise Price.
2A.    Adjustments for Combinations of Stock Dividends or Stock Splits. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall be proportionately increased. In case the Company shall, at any time or from time to time after the date hereof, pay a dividend or make a distribution in respect of its Common Stock, in each case in shares of its Common Stock, or subdivide its outstanding shares of Common Stock, by reclassification or otherwise, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such dividend, distribution, or subdivision shall be proportionately reduced. Such adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a combination, consolidation, or subdivision. Such adjustments shall be made successively whenever any such event shall occur.
2B.    Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required hereunder would be less than one percent of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent of such Exercise Price; provided, that upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall be made to the nearest .00001 of a cent.
2C.    Changes in Common Stock. If any capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another Person (regardless of which entity is the surviving entity), the sale of all or substantially all of the assets of the Company to another Person, any liquidation of the Company or any other transaction (each such transaction being herein called a “Transaction”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) upon conversion of or in exchange for Common Stock, then, as a condition of the consummation of the Transaction, lawful and adequate provisions (in form satisfactory to the Required Holders) shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the exercise hereof, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and this Warrant shall thereafter represent the right to receive, such shares of stock, securities or assets (including cash) as may be issued or payable upon conversion of or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock which immediately theretofore were purchasable and receivable upon the exercise of the rights represented hereby had such Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise hereof. In the event of a merger or consolidation of the Company with or into another Person as a result of which a number of shares of Common Stock or other equity interests of the surviving Person greater or less than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of Warrants shall assume, by written instrument delivered to each holder of Warrants, the obligation to deliver to such holder such securities or other property as to which, in accordance with the foregoing provisions, such holder may be entitled.

2D.    Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to the holder of this Warrant an Officer’s Certificate stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by the holder of this Warrant stating that such holder contemplates the exercise of such Warrant, the Company will obtain and deliver to the holder of this Warrant the opinion of its regular independent auditors or another firm of independent public accountants of recognized national or regional standing selected by the Company’s Board of Directors, which opinion shall confirm the statements in the most recent Officer’s Certificate delivered under this Section 2D.
2E.    Other Notices. In case at any time:
(1)    any matter shall be submitted to the holders of the Common Stock for their vote or written consent;
(2)    there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;
(3)    there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
(4)    there shall be made any tender offer for any shares of capital stock of the Company; or
(5)    there shall be any other Transaction;
then, in any one or more of such cases, the Company shall give to the holder of this Warrant, (i) at least 15 days prior to the date on which the books of the Company shall close or a record shall be taken (each, a “Record Date”) with respect to any event referred to in subsections (1) through (5) above, and within five days after it has knowledge of any pending tender offer or other Transaction, written notice of the Record Date for determining rights to vote in respect of any matter submitted to the holders of Common Stock for their vote or written consent or in respect of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction or of the date by which shareholders must tender shares in any tender offer and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or tender offer or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, tender offer or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required.

2F.    Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall appoint its regular independent auditors or another firm of independent public accountants of recognized national or regional standing which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein; provided, that no such adjustment shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this Warrant. The Company may make such reductions in the Exercise Price as it deems advisable, including any reductions necessary to ensure that any event treated for Federal income tax purposes as a distribution of stock or stock rights not be taxable to recipients.
Section 3.    Stock to be Reserved. The Company will at all times reserve and keep available out of the authorized Common Stock, solely for the purpose of issue upon the exercise of the Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof (not including any income taxes payable by the holders of Warrants being exercised in respect of gains thereon), and the Exercise Price will be credited to the capital and surplus of the Company. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Common Stock may be listed.
Section 4.    Federal Reserve Board and Other Approvals.
(a)    Notwithstanding any other provision of this Warrant, the holder shall not have the right to exercise this Warrant, and the Company shall have no obligation to deliver shares of Common Stock upon the exercise hereof, if the issuance of such shares to the holder requires the approval of the Board of Governors of the Federal Reserve System (including, without limitation, any approval pursuant to the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, of the holder’s ownership of 10% or more of the outstanding shares of any class of voting securities or control of the Company) (“Federal Reserve Board Approval”) and such approval is not obtained on or before the date of exercise of the Warrant. The Company will, at its expense and as expeditiously as possible, cooperate with the holder to obtain any required Federal Reserve Approval.
(b)    At any such time as the Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance so long as the Common Stock is so listed or quoted.
Section 5.    Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any share of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of such Warrant.
Section 6.    No Rights or Liabilities as Stockholders. This Warrant shall not entitle the holder thereof to any of the rights of a stockholder of the Company, except as expressly contemplated herein. No provision of this Warrant, in the absence of the actual exercise of such Warrant and receipt by the holder thereof of Common Stock issuable upon such conversion, shall give rise to any liability on the part of such holder as a stockholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.
Section 7.    Restrictive Legends. Except as otherwise permitted by this Section 7, each Warrant originally issued and each Warrant issued upon direct or indirect transfer of, or in substitution for, any Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

“This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act.”
Except as otherwise permitted by this Section 7, (a) each certificate for Common Stock issued upon the exercise of any Warrant, and (b) each certificate issued upon the direct or indirect transfer of any such Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:
“The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act.”
The holder of any Restricted Securities shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legend set forth above in this Section 7 when such securities shall have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) sold to the public pursuant to Rule 144 or any comparable rule under the Securities Act, or (c) when, in the opinion of independent counsel for the holder thereof experienced in Securities Act matters, such restrictions are no longer required in order to insure compliance with the Securities Act.
Section 8.    Transfers.
8A.    Transfers. Subject to Section 8B, this Warrant is detachable from the 2023 Note and may be transferred, in whole or in part, to one or more Persons, separate from the 2023 Note.
8B.    Requirement that Transfers Be Made Only to Accredited Investors. Notwithstanding the provisions of Section 8A, this Warrant (i) may be transferred only to one or more “accredited investors” as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”) and (ii) may not be transferred to any “bank holding company” or “bank” as such terms are defined in the Bank Holding Company Act of 1956, as amended. At least 10 Business Days prior to transferring this Warrant, in whole or in part, the holder shall provide written notice to the Company of the name of the proposed transferee(s).
Section 9. Representations and Warranties of the Holder. The holder of this Warrant, by the acceptance hereof, represents and warrants and agrees as follows:
(1)    Such holder is an Accredited Investor, is acquiring this Warrant and, upon exercise hereof, will acquire the shares of Common Stock (the “Warrant Securities”) for such holder’s own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Securities, except pursuant to sales registered or exempted from registration under the Securities Act. The delivery of this Warrant for exercise shall constitute confirmation at such time by the holder of the representations concerning the Warrant Securities set forth in the preceding sentence, unless contemporaneous with the delivery of this Warrant for exercise, the holder notifies the Company in writing that it is not making such representation (a “Representation Notice”). If a holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such holder’s exercise of this Warrant and the Company’s obligations under Section 1 in connection with such exercise, that the Company receive such other representations as the Company reasonably considers necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws, and the time periods for the Company’s compliance with its obligations under Section 1D shall be tolled until such holder provides the Company with such other representations;

(2)    Such holder understands that the Warrant Securities are “restricted securities” under the federal securities laws in as much as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations neither this Warrant nor the Warrant Securities issuable upon its exercise may be resold without registration under the Securities Act or an exemption from such registration;
(3)    Such holder will not offer or sell this Warrant or any of the Warrant Securities in the absence of an effective registration statement for the Warrant or the Warrant Securities, as applicable, under the Securities Act and such state or other laws as may be applicable, or receipt by the Company of a written opinion of counsel, in form and substance reasonably acceptable to the Company, that such registration is not required; provided, however, that no such opinion shall be required in connection with (i) a transaction pursuant to Rule 144 in which the holder provides the Company with certifications reasonably requested by the Company regarding compliance with the terms and provisions of Rule 144 or (ii) a distribution of any Warrant Securities to an Affiliate of the holder, so long as such Affiliate does not pay any consideration in connection with such distribution (other than the issuance of equity securities in such Affiliate) and the holder provides the Company with certifications reasonably requested by the Company in connection therewith.
(4)    Such holder acknowledges and understands that the Warrant and each certificate for the Warrant and Warrant Securities will bear the legends set forth in Section 7 under the terms and circumstances set forth therein; and
(5)    Such holder acknowledges and understands that the holder shall not have the right to exercise this Warrant, and the Company shall have no obligation to deliver shares of Common Stock upon the exercise hereof, if any Federal Reserve Board Approval required in connection with the issuance of such shares of Common Stock to the holder is not obtained by the holder on or before the date of exercise of the Warrant.
Section 10.    Information Required By Rule 144A. The Company will, upon the request of the holder of this Warrant or of any shares of Common Stock issued upon the exercise of this Warrant, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Warrants or shares of Common Stock, except at such times as the Company is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this Section 10, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.
Section 11.    Ownership, Transfer and Replacement of Warrants.
11A.    Ownership of Warrants. Except as otherwise required by law, the Company may treat the Person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company, in its discretion, may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the Company to the contrary. Subject to Section 7, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.
11B.    Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with Section 7, if applicable, and Section 9), execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11C.    Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than any institutional investor, upon delivery of its unsecured indemnity or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
Section 12.    Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. The grantor of a revocable trust shall be deemed to control such revocable trust.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Joliet, Illinois are authorized or required by law to close.
“Cashless Exercise” shall have the meaning specified in Section 1F.
“Common Stock” shall mean the common stock of the Company, $1.00 par value per share, or the common equity securities of any successor to the Company, including any surviving Person in a Transaction.
“Company” shall have the meaning specified in the opening paragraphs of this Warrant.
“Current Market Value” shall mean on any date specified herein, with respect to the Common Stock, (a) if the Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Common Stock is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (b) if the Common Stock is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, (c) if neither clause (a) nor (b) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service designated by the Company, or (d) if no such reported prices are available, the value of the Common Stock determined in good faith by the Board of Directors of the Company and certified in a board resolution, based, where possible, on the most recently completed arm’s length transaction between the Company and a person other than an Affiliate of the Company in which such determination is necessary.
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
“Exercise Price” shall have the meaning specified in Section 1B.
“Officer’s Certificate” shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.
“Person” shall mean and include an individual, a partnership, an association, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.
“Required Holders” shall mean the holders of at least a majority of all the Warrants at the time outstanding, determined on the basis of the number of shares of Common Stock then purchasable upon the exercise of all Warrants then outstanding.
“Restricted Securities” shall mean (a) any Warrants bearing the applicable legend set forth in Section 7 and (b) any shares of Common Stock which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“2023 Notes” shall have the meaning specified in the opening paragraphs of this Warrant.
“Transaction” shall have the meaning specified in Section 2C.
“Warrant” shall have the meaning specified in the opening paragraphs of this Warrant.
Section 13.    Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
Section 14.    Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) Business Days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission or electronic mail, (iii) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:
(i)    if to the Company, to
First Community Financial Partners, Inc.
2801 Black Road
Joliet, Illinois 60435
Attention: Patrick J. Roe, President
Electronic Mail: proe@fcbankgroup.com
Telecopy: (815) 725-0575
Confirmation: (708) 675-1131
With a copy to:
Schiff Hardin LLP
233 South Wacker Drive, Suite 6600
Chicago, Illinois 60606
Attention: Jason Zgliniec
Electronic Mail: jzgliniec@schiffhardin.com
Telecopy: (312) 258-5700
Confirmation: (312) 258-5795

(ii)	if to any holder of any Warrant or any holder of any Common Stock, at the registered address of such holder as set forth in the applicable register kept at the principal office of the Company;
provided that the exercise of any Warrant shall be effected in the manner provided in Section 1.

Section 15.    Miscellaneous.
(a)    This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
(b)    The agreements of the Company contained in this Warrant other than those applicable solely to the Warrants and the holders thereof shall inure to the benefit of and be enforceable by any holder or holders at the time of any Common Stock issued upon the exercise of Warrants, whether so expressed or not, and shall survive the exercise of this Warrant.
(c)    THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS WARRANT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
(d)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT MAY BE BROUGHT IN STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS WARRANT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 14, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(e)    The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.
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IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the day and year first above written.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

By: _____________________________________________
Name: Patrick J. Roe
Title:     President

FORM OF SUBSCRIPTION

(To be executed only upon exercise of Warrant)
To: First Community Financial Partners, Inc.:
The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder TWO HUNDRED FIFTY (250) shares of Common Stock of First Community Financial Partners, Inc., [and herewith makes payment of $_______________ in cash therefor]/[surrenders $___________ in principal amount of the 2023 Note] /[in a Cashless Exercise pursuant to Section 1F of the within Warrant], and requests that the certificates for such shares be issued in the name of, and delivered to _________________________ whose address is _________________________.
Dated:

(Signature must conform in all respects to name of holder as specified on the face of this Warrant)

(Street Address)

(City)    (State)    (Zip Code)

FORM OF ASSIGNMENT
(To be executed only upon transfer of Warrant)
For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _________________________ the right represented by such Warrant to purchase TWO HUNDRED FIFTY (250) shares of Common Stock of First Community Financial Partners, Inc., to which such Warrant relates, and appoints _________________________ its Attorney to make such transfer on the books of First Community Financial Partners, Inc., maintained for such purpose, with full power of substitution in the premises.
Dated:

(Signature must conform in all respects to name of holder as specified on the face of this Warrant)

(Street Address)

(City)    (State)    (Zip Code)
Signed in the presence of: